EXHIBIT 99(a)















                  MODINE MANUFACTURING COMPANY


                   DEFERRED COMPENSATION PLAN



















                     EFFECTIVE MARCH 1, 1999

                  MODINE MANUFACTURING COMPANY

                   DEFERRED COMPENSATION PLAN

                        TABLE OF CONTENTS

                                                                Page
                            ARTICLE I
                ESTABLISHMENT OF PLAN AND PURPOSE

 1.01     Establishment of Plan                                   4
 1.02     Purpose of Plan                                         4

                           ARTICLE II
                  DEFINITIONS AND CONSTRUCTION

 2.01     Definitions                                             5
 2.02     Construction                                            6

                           ARTICLE III
                           ELIGIBILITY

 3.01     Conditions of Eligibility                               7
 3.02     Commencement of Participation                           7
 3.03     Termination of Participation                            7

                           ARTICLE IV
                    DEFERRAL  OF COMPENSATION

 4.01     Amount and Manner of Deferral                           8
 4.02     Cessation of Deferral                                   8

                            ARTICLE V
                      COMPANY CONTRIBUTIONS

 5.01     Company Discretionary Matching Contributions            9
 5.02     Allocation of  Matching Contributions                   9

                           ARTICLE VI
                             ACCOUNT

 6.01     Nature of Account                                      10
 6.02     Credit to Deferral Contributions Account               10
 6.03     Credit to company Matching Contributions Account       10
 6.04     Changes in Account                                     11
 6.05     Investments                                            11
 6.06     Valuation Account                                      11

                           ARTICLE VII
                             VESTING

 7.01     Participant's Account                                  12

                          ARTICLE VIII
                          DISTRIBUTIONS

 8.01     For Reasons Other than Death                           13
 8.02     Upon Death                                             13
 8.03     Emergencies                                            15

                           ARTICLE IX
                   ADMINISTRATION OF THE PLAN

 9.01     Appointment of Separate Administrator                  16
 9.02     Powers and Duties                                      16
 9.03     Records and Notices                                    17
 9.04     Compensation and Expenses                              17
 9.05     Limitation of Authority                                17

                            ARTICLE X
                       GENERAL PROVISIONS

10.01     Assignment                                             18
10.02     Employment Not Guaranteed by Plan                      18
10.03     Termination and Amendment                              18
10.04     Contingency                                            18
10.05     Notice                                                 18
10.06     Limitation on Liability                                19
10.07     Indemnification                                        19
10.08     Headings                                               19
10.09     Severability                                           19

                        INTRODUCTION


     Effective March 1, 1999, Modine Manufacturing Company (the
"Company") adopted a nonqualified deferred compensation plan to benefit certain of its employees by facilitating the accumulation of funds for their retirement.

     This introduction and the following Articles, as amended from time to time, comprise the Plan.

                            ARTICLE I

                Establishment of Plan and Purpose

     1.01      Establishment of Plan.   Modine Manufacturing
               ---------------------
Company (the "Company") establishes the Modine Manufacturing
Company Deferred Compensation Plan (the "Plan"), effective as of
March 1, 1999.

     1.02     Purpose of Plan.  The Plan shall permit a select
              ---------------
group of management and highly compensated employees to enhance the security of themselves and their beneficiaries following the termination of their employment with the Company (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date and by providing for Company matching contributions on certain deferred amounts. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

          The parties intend that the arrangements described herein be unfunded for tax purposes of Title I in the Employee
Retirement Income Security Act as amended from time to time.

                           ARTICLE II

                  Definitions and Construction

     As used herein, the following words shall have the following meanings:

     2.01     Definitions.
              -----------

              (a)  Administrator.   The person or persons selected
                   -------------
              pursuant to Article IX below to control and manage the operation and administration of the Plan.

              (b)  Beneficiaries.  The spouse or descendants of
                   -------------
              Participant or any other person receiving benefits hereunder in relation to the Participant.

              (c)  Company. Modine Manufacturing Company, a Wisconsin
                   -------
              corporation or successor thereof now or hereinafter created.

              (d)  Compensation.  The Participant's base salary
                   ------------
              including amounts deferred by the Participant under this Plan or any other employee benefit plan of the Company, provided , however, that Compensation shall not include severance pay or salary continuation payments. In all cases compensation shall include only compensation paid while an employee is a Participant in the Plan.

              (e)  Deferral Contributions. The amount of deferred
                   ----------------------
              compensation contributed by the Participant for a calendar year pursuant to Section 4.01 herein.

              (f)  Effective Date.  The effective date of this Plan
                   --------------
              shall be March 1, 1999.

              (g)  Employee.  An employee of the Company.
                   --------

              (h)  Employment.  Employment with the Company.
                   ----------

              (i)  Participants Account.  The account maintained for
                   --------------------
              each Participant pursuant to Article VI below.

              (j)  Participants.  Such management and highly
                   ------------
              compensated Employees whom the Administrator identifies as eligible to participate herein.

              (k)  Plan.  The Modine Manufacturing Company Deferred
                   ----
              Compensation Plan, as stated herein and as amended from time to time.

              (l)  Plan Year.  The period beginning on the Effective
                   ---------
              Date and ending on December 31, 1999, and each 12-month period ending on each subsequent December 31.

              (m)  Retirement.  As to each Participant, the
                   ----------
              termination of employment on or after the later of attaining age 65.

              (n)  Unforeseeable Emergency.  An Unforeseeable
                   -----------------------
              Emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     2.02     Construction.  The laws of the State of Wisconsin, as
              ------------
amended from time to time, shall govern the construction and application of this Agreement. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words "hereof," "herein", "hereunder" and other similar compounds of the word "here" shall refer to the entire Agreement, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Internal Revenue Code, Employee Retirement Income Security Act or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

                           ARTICLE III

                           Eligibility

     3.01     Conditions of Eligibility.  The Administrator shall,
              -------------------------
from time to time, specify the management and highly compensated
Employees eligible to participate herein on Appendix A.

     3.02     Commencement of Participation.  An individual
              -----------------------------
identified as eligible to participate herein shall, by electing to participate substantially in the form of Appendix B attached hereto, commence participation as of either the first day of any Plan Year beginning on or after the later of (i) March 1, 1999 or
(ii) his identification as eligible for participation.

     3.03     Termination of Participation.  An individual's
              ----------------------------
right to participate herein shall cease as of the earlier of the termination of his Employment or action by the Administrator removing him from the Employees eligible to participate herein.

              If an individual's right to participate terminates during a Plan Year, his Compensation for such year shall include only Compensation otherwise earned by him before the cessation of his eligibility to defer.

                           ARTICLE IV

                    Deferral of Compensation

     4.01     Amount and Manner of Deferral. Prior to the
              -----------------------------
beginning of any Plan Year beginning on or after the Effective Date, a Participant may submit to the Administrator a written election substantially in the form of Appendix B attached hereto indicating the portion of the Participant's Compensation for such Plan Year which he or she elects to defer hereunder which election shall become irrevocable immediately upon commencement of the Plan Year. Participant elections will be limited to 10% of Compensation., reduced by the maximum amount permitted to be deferred into the Modine 401(k) Retirement Plan for Salaried
Employees.    The Company shall, consistent with that election,
defer such portion of the Participant's Compensation earned in such Plan Year.

     If a Participant elects to defer a portion of his or her Compensation under the Plan, the Company (a) shall commence the Participant's deferral into this Plan when the maximum permitted amount has been deferred into the Modine 401(k) Retirement Plan for Salaried Employees and (b) shall reduce the Participant's Compensation by the amount deferred hereunder.

     4.02     Cessation of Deferral. In the event of an
              ---------------------
Unforeseeable Emergency, a participant may request in writing that deferrals elected by that Participant hereunder shall cease for the then current Plan Year. Such Unforeseeable Emergency must inflict hardship upon the Participant and must arise from causes beyond the Participant's control. The Administrator shall, in its reasonable judgment, determine whether such an Unforeseeable Emergency exists. Circumstances that will constitute an Unforeseeable Emergency shall depend on the facts of each case, consistent with the provisions of Treasury Regulation Section 1.457-2(h)(4) and (5). If the Administrator determines that such an Unforeseeable Emergency does exist, the deferrals for that Plan Year shall cease as to that Participant. If the administrator determines that no such emergency exists, the deferrals shall continue as originally elected.

     If a Participant, consistent with the immediately preceding paragraph, ceases deferrals in a Plan year, the Participant may not resume deferrals hereunder (if otherwise eligible to do so) until the Plan Year following the Plan Year in which the cessation occurred.

                            ARTICLE V

                      Company Contributions


     5.01     Company Discretionary Matching Contributions.
              --------------------------------------------
Subject to the right of the Company to alter, amend or terminate the Plan, for each payroll period the Company may, but is not required to contribute, a matching contribution to the Plan in an amount, if any, to be determined in the absolute discretion of the Board of Directors of the Company by resolution adopted on or before the last day of the calendar year. In the event the Board of Directors does not specifically authorize a matching contribution to the Plan, the Company shall be under no obligation to make any discretionary contributions pursuant to this section 5.01.

     5.02     Allocation of Matching Contributions. The matching
              ------------------------------------
contributions made by the Company pursuant to Section 5.01 above shall be allocated among Participants in the ratio that the eligible deferrals of each Participant bears to the eligible deferrals of all Participants for that payroll period. Eligible deferrals shall be such amount of deferrals as determined from time to time by the Board of Directors in its absolute discretion.

                           ARTICLE VI

                             Account


     6.01     Nature of Account.  Only for the purpose of
              -----------------
measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant an Account including a Deferral Contributions Account to which the Company shall credit amounts deferred under Section 4.01 and a Company Contributions Account to which the Company shall credit amounts contributed under Section 5.01.

              The Account hereunder and assets, if any and of any nature acquired by the Company to measure a Participant's benefits hereunder, shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of a Participant, his Beneficiaries or any other person. The Participants and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their beneficiaries, that Participants' rights hereunder are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, the deferral of all or any portion of a Participant's Compensation, and the acquisition of assets to measure a Participant's benefits hereunder do not prevent any property of the Company from being subject to the right of all of the Company's creditors. The Company shall contribute all contributions hereunder to a trust created by the Company and any assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the Internal Revenue Service's model trust, as described in Revenue Procedure 92-64.

     6.02     Credit to Deferral Contribution Account. As of the
              ---------------------------------------
last day of each Plan Year, the Company shall credit to the Deferral Contributions Account of each Participant the amount, if any, of that Participant's Compensation deferred for such Plan Year (even if calculated and otherwise paid following the close of that Plan Year). If the Administrator in its discretion so elects, the Company may credit to a Participant's Account during a Plan Year such amounts representing Compensation otherwise payable before the end of the Plan Year. In such instances, the Company shall credit such amounts to Participants' Accounts as the amounts would otherwise become payable and shall do so on a uniform and nondiscriminatory basis for all Participants.

     6.03     Credit to Company Contributions Account.  As of
              ---------------------------------------
the last day of each Plan Year, the Company shall credit to the Company Contributions Account of each Participant the amount, if any, of Company Matching Contributions under Section 5.01. If the Administrator in its discretion so elects, the Company may credit to a Participant's Account during a Plan Year such amounts representing Company Matching Contributions on Deferral Contributions from Compensation otherwise payable before the end of the Plan Year. In such instances, the Company shall credit such amounts to Participants' Accounts as the Deferral Contributions are made and shall do so on a uniform and nondiscriminatory basis for all Participants.

     6.04     Changes in Account. If a Participant defers the
              ------------------
receipt of Compensation under this Plan, the Participant's Account shall record the receipt of all contributions, as indicated from time to time. The Participant's Account shall reflect the income and losses and increase or decrease in value experienced by assets specified on Appendix B. A Participant's Account shall also reflect expenses generated by, and related to, the investment choices the Company makes for his Account.

     6.05     Investments.
              -----------

              (a)  The trustee of the Trust established pursuant to
              6.01 above shall invest all assets contributed under this Plan, and earnings thereon, in accordance with the Trust Agreement.

              (b) A Participant may request his or her preferences for the investment of assets of his or her Account in one or more investment alternatives made available by the Administrator. The Participant may change his or her investment preference as of any January 1, April 1, July 1 or October 1 by delivering a new investment request as specified on Appendix B at least 10 days prior to such effective date. The Trustee shall attempt to invest amounts credited to the Participant's Trust Account pursuant to his or her request, but the Trustee shall have final investment discretion with respect to all Accounts.


              (c) No individual may commence participation herein without first submitting a request pursuant to this subsection 6.05. A Participant or, following his death his Beneficiaries, may continue submitting elections hereunder until the distribution of all amounts from his or her Account. All elections must be in writing and must be signed by the Administrator.

     6.06     Valuation of Account. Within 90 days after the
              --------------------
last day of each Plan Year and such other dates selected by the Administrator, the Company shall provide each Participant or his Beneficiaries a statement indicating the balance of his Account as of the last day of such Plan Year or other applicable period reflecting the amount of Deferral Contributions and Company Matching Contributions if any, together with all other changes in value during such period. Participants who disagree with the information provided in such statements must submit objections, in writing, to the Administrator within 90 days of receipt of such statements.

                           ARTICLE VII

                             Vesting

     7.01     Participant's Account.  Subject to the rights of
              ---------------------
the Company's creditors as set forth in Section 6.01 above, the Participant's Account, including the Deferral Contributions Account and the Company Matching Contributions Account of that Participant, shall at all times be non-forfeitable.

                          ARTICLE VIII

                          Distributions

     8.01     For Reasons Other Than Death. The Company shall pay an
              ----------------------------
              amount equaling the balance of a Participant's Account to him in a single lump sum or installments as previously elected by the Participant, either commencing as soon as possible, but no later than 120 days following the end of the Plan Year during which occurs the earliest of the following:

              (a)  His or her Retirement.

              (b) The determination of Disability by the Employer. For purposes of this Plan, Disability means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders the Participant permanently incapable of continuing his or her then existing position of employment with the Company. The determination of Disability shall be determined by the Administrator in accordance with uniform principles consistently applied and based on evidence the Administrator deems necessary.

              (c) The termination of employment of the Participant for any reason.

A Participant may change his or her form of payment, by filing a Form of Payment Election, at any time at least one year prior to the occurrence of the distributable event set forth above. Any such payment shall reduce the balance in his Account.

     8.02     Upon Death.
              ----------

              (a) Upon a Participant's death, either before or after his Retirement, with a balance remaining in his Account, the Company shall pay an amount equaling the balance of his Account to the beneficiary or beneficiaries specified by the Participant or, if none, to his surviving spouse or, if none, to his estate. Each Participant may designate a beneficiary or beneficiaries to receive the unpaid balance of his Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation substantially in the form attached hereto as Appendix B.

              (b) If a Participant's death occurs prior to the payment of any amounts to him hereunder, other than payments for emergencies, and:

                   (i) payments are to be made to his estate, such payments shall occur in six annual installments beginning with a payment on the first day of the sixth month immediately following the Participant's death of an amount equal to the estate and inheritance taxes attributed to the value of the balance of the Account with the remainder thereof paid within the first 120 days in each of the five consecutive Plan Years beginning immediately thereafter. The amount of each such subsequent payment shall equal the quotient obtained upon dividing the balance in the Account as of the first day of the Plan Year of payment by the number of installments then remaining to be paid (including the installment then being paid) in equal installments, or

                  (ii) if payments are to be made to a beneficiary other than his estate, such payments shall occur in five annual installments payable within the first 120 days of the Plan Year immediately following the Participant's death and the first 120 days of each of the four Plan years immediately thereafter.

              The amount of each such payment shall equal the quotient obtained upon dividing the balance in the Account as of the first day of the Plan year of payment by the number of installments then remaining to be paid (including the installment then being paid).

              (c) If a Participant's death occurs after the payment of any amount to him hereunder, other than payments for Emergencies under 8.03, payments to his or her Beneficiary shall occur in the same form, and be calculated in the same manner, as paid to the Participant prior to death by merely substituting the new recipient for the Participant.

              (d) Notwithstanding any other provision of this Sec. 8.02, if, upon a Participant's or Beneficiary's death, the Plan (or any Trust related to it) receives the proceeds of a policy insuring the life of the deceased, the Company shall, as soon as practicable, pay over such proceeds to the appropriate Beneficiary or estate and such amount shall reduce the balance to be paid hereunder. In the event that policy proceeds are greater than the Participant's Account balance, such excess shall accrue to the benefit of the Participant.

              (e) If a Beneficiary survives a Participant but dies prior to receipt of the entire amount in the Account due him or her, the Company shall, as soon as practicable, pay to the estate of the Beneficiary in a lump sum the entire remaining, balance herein due the Beneficiary.

              (f) The Administrator shall reduce the balance in the deceased Participant's Account by the amount of any payment pursuant to this section 8.02 immediately upon the occurrence of such payment.

     8.03     Emergencies.  In the event of an Unforeseeable
              -----------
Emergency either before or after the commencement of payments hereunder, a Participant or Beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid in one or more installments prior to the normal time for payment of such amount. The Administrator shall, in its reasonable judgment, determine whether the applicant could not address the emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself. would not create a financial hardship). Only if the Administrator determines that such an Unforeseeable Emergency exists, the Company shall pay to the Participant or Beneficiary, as the case may be, an amount equal to the lesser of
(a) the amount requested or (b) the amount reasonably necessary to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the payments shall be made and shall immediately reduce the balance in the recipient's Account by the amount of such payment.

                           ARTICLE IX

                   Administration of the Plan

     9.01     Appointment of Separate Administrator. The Company
              -------------------------------------
shall, in writing, appoint a separate Administrator. Any person including, but not limited to, Employees shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Company of the member or members so designated. The Company shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with the Company a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his or her rights or benefits pursuant to the Plan.

     9.02     Powers and Duties.  The Administrator shall administer
              -----------------
the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection b or c below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers that are necessary to manage and control Plan operations and administration including, but not limited to, the following:

              (a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

              (b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

              (c) To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan responsibilities.

              (d) The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

              (e) To resolve all questions arising in the administration. interpretation and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

              (f) To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

              (g) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

          (h) To apply consistently and uniformly the rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.

     9.03     Records and Notices. The Administrator shall keep a
              -------------------
record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Company of any action taken by the Administrator which affects the Trustee's Plan obligations or rights and, when required, shall notify any other interested parties.

     9.04     Compensation and Expenses.  The Company shall pay the
              -------------------------
expenses incurred by the Administrator in the proper administration of the Plan. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

     9.05     Limitation of Authority. The Administrator shall not
              -----------------------
add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

                            ARTICLE X

                       General Provisions

     10.01    Assignment.   No Participant or Beneficiary may
              ----------
sell, assign, transfer encumber or otherwise dispose of the right to receive payments hereunder. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

     10.02    Employment Not Guaranteed by Plan. The
              ---------------------------------
establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

     10.03    Termination and Amendment. The Company may at any
              -------------------------
time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts, except that (i) Participant shall be fully vested in his Account hereunder as of the date on which the Plan is terminated or suspended, (ii) no amendment shall reduce a Participant's then existing non-forfeitable interest in the Plan, and (iii) (unless the Company and Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article VII above.

     10.04    Contingency. The Company may apply for private
              -----------
rulings from the United States Department of Labor as to the exemption of the arrangement described herein from the reporting and disclosure requirements of ERISA and from the Internal Revenue Service as to the deductibility from taxable income of benefits paid hereunder or the exclusion of amounts deferred hereunder from the taxable income of Participant until paid. If the Company applies for a private letter ruling from the Department of Labor or Internal Revenue Service and does not receive a satisfactory reply thereto, the Company may deem this Plan terminated in which event the parties shall treat all amounts deferred hereunder as immediately payable to the Participants and all parties' rights and obligations hereunder shall thereupon cease.

     10.05    Notice.  Any and all notices, designations or
              ------
reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of the Company, its Board of Directors or Administrator, to the Company's principal business office and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company.

     10.06    Limitation on Liability.  In no event shall the
              -----------------------
Company, Administrator or any employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

     10.07    Indemnification. The Company shall indemnify the
              ---------------
Administrator and any employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including reasonable attorneys and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Company and such person's rights shall inure to the benefit of his heirs and representatives.

     10.08    Headings.  All articles and section headings in
              --------
this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

     10.09    Severability. Any provision of this Plan
              ------------
prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.


            IN WITNESS WHEREOF, the Company, by its duly appointed officer. has caused this Plan to be executed and thereby established and its seal to be hereunto affixed as of the day20th day of January, 1999.and year first above written

                         MODINE MANUFACTURING COMPANY


                         BY   D. R. JOHNSON
                            ------------------------------
                            D. R. Johnson, President
                                & Chief Executive Officer

Attest:

BY   W. E. PAVLICK
   -------------------------
   W. E. Pavlick, Secretary

                           APPENDIX A

                       ELIGIBLE EMPLOYEES

                           APPENDIX B

                 DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT is made as of the          day of             , 19
                                 -------        -------------    ----
by and between Modine Manufacturing Company ("Company") and
                      ("Employee").
---------------------

                               RECITALS:

       A. The Employee has been and is currently employed by the Company;

       B. The Company desires to retain the services of the Employee and to induce him/her to continue his/her employment by providing him/her with a deferred compensation plan;

       C. The Company has established the Modine Manufacturing Company Deferred Compensation Plan (the "Plan"); and

       D.   The Employee desires to participate in the Plan.

                           AGREEMENTS

     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

     1. The parties acknowledge that the Plan, attached as Appendix I, is incorporated as part of this Agreement.

     2.   The Employee irrevocably directs the Company to defer
for each pay period for the duration of the calendar year      %
                                                          -----
of Compensation, not to exceed 10% of his/her Compensation per payroll period, commencing when his/her deferral under the Modine 401(k) Plan for Salaried Employees reaches the maximum deferral permitted by that Plan. Such deferral shall be determined prior to any pretax and after tax reductions and prior to any tax withholding.

     3. The Employee's direction under Section 2 of this AgareementAgreement is irrevocable and can be modified or revoked, prior to commencement of the calendar year or in the event of an Emergency as provided in Section 4.02 of the Plan.

     4. The parties acknowledge that the amount and payment of benefits resulting from the deferral of Compensation pursuant to this Agreement shall be determined exclusively pursuant to the terms of the Plan. The value of the Account shall be established pursuant to Article 6 of the Plan.

     5. The Employee hereby authorizes the Administrator to reduce the accumulation of his/her Account by the expenses of investment if any.

     6. The parties acknowledge that this Agreement shall not be construed as giving the Employee the right to continue as an employee of the Company or as otherwise limiting the right of the Company to modify the terms of employment of the Employee.

     7. The Employee directs that any benefits payable pursuant to the Plan upon his/her death be paid to the following primary beneficiaries if they survive the Employee, otherwise to the following contingent beneficiaries:


Primary Beneficiaries:                  Percentage of Benefit

--------------------------              ---------------------

--------------------------              ---------------------


Contingent Beneficiaries:               Percentage of Benefit

--------------------------              ---------------------

--------------------------              ---------------------

--------------------------              ---------------------

     The Employee hereby acknowledges that these designations shall remain in full force and effect until revoked or modified by the Employee in writing.

     8. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

     9. For purposes of Section 6.04 of the Plan, the Employee requests that the Administrator shall direct any amounts credited to the Employee's Account under this or any prior Agreement to be invested among the investments permitted by the Plan as follows (must be in increments of 10%):

          Marshall Money Market Fund                      %
                                                  --------
          Marshall Intermediate Bond Fund                 %
                                                  --------
          Vanguard Index 500 Fund                         %
                                                  --------
          Marshall Equity Income Fund                     %
                                                  --------
          Marshall Mid-Cap Growth Stock Fund              %
                                                  --------
          Managers Special Equity Fund                    %
                                                  --------
          American Century 20th Century
               International Growth
               Investment Fund                            %
                                                  --------
          Modine Company Stock Fund                       %
                                                  --------
                                                  100     %

    10. Pursuant to Section 8.01 of the Plan, the Employee directs the Company to pay the entire amount of his [her] Account, representing Compensation deferred under this Agreement (including accrued earnings, if any), in one of the following methods:

          Distribution Option                      Employee's Election
          -------------------                      -------------------
                                                    (Check one below)
(a)   Lump sum distribution to be paid as
soon as possible but not later than 120 days
following the earlier of (i) Retirement,
(ii) Disability (as defined in the Plan) of
the Employee, (iii) the date certain elected
under paragraph 8 above or (iv) termination
of employment.
                                                         ------

(b)   Five equal annual installments, the
first such installment to be paid as soon
as possible but not later than 120 days
following the earlier of (i) Retirement,
(ii) Disability (as defined in the Plan)
of the Employee, (iii) the date certain
elected under paragraph 8 above, or (iv)
termination of employment.
                                                         ------

This election pursuant to Paragraph 9 hereof and pursuant to
Section 8.01 of the Plan may be amended not later than one year prior to a distributable event under the Plan by filing a form with the Administrator.

IMPORTANT NOTE: This Plan has not been reviewed by the Internal Revenue Service. However, the Company believes the Plan is in compliance with the Tax Code and applicable Regulations and that taxes on Employee deferrals to the Plan, Plan earnings and any Company Contributions are deferred. You should be aware though, that if the Internal Revenue Service determines the Plan is not qualified to provide such tax deferral, participating Employees may be subject to immediate taxes on such deferrals, earnings and Contributions.

          IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first written above.


                              MODINE MANUFACTURING COMPANY

Corporate Seal
                              By:
                                 -------------------------------

                              By:
                                 -------------------------------
                                    Employee

          TRUST UNDER THE MODINE MANUFACTURING COMPANY
                   DEFERRED COMPENSATION PLAN


This Agreement effective as of this 20th day of January, 1999, by and between Modine Manufacturing Company ("Company") and Marshall and Ilsley Trust Company ("Trustee");

WHEREAS, Company has adopted a non-qualified deferred compensation plan for a selected group of its highly compensated employees known as the Modine Manufacturing Company Deferred
Compensation Plan ("Plan");

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan,

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such time as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust.

          (a) Company hereby deposits with Trustee in trust Ten Dollars ($10.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

          (b)  The Trust hereby established shall be irrevocable.

          (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1 subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.

          (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participant or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

          (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust

               Agreement if (i) Company is unable to pay its debts as they become due, (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by any state or federal regulatory authority.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

               (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

               (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

               (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with
                    Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to the Company.

          (a) Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

     Section 5.  Investment Authority.

          (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee at the direction of the Company or the person designated thereby as Administrator ("designee"), and shall in no event be exercisable by or rest with Plan participants.

          (b) In addition to the general investment powers set forth above in this Section 5, the following provisions shall apply:

               (i.) Investment Guidelines and Directives. The Trustee shall manage, acquire, or dispose of the assets of the Trust in accordance with this Agreement and the directions of the Company or its designee. To the extent permitted by law, the Trustee shall not be liable for any investment made pursuant to the Company's or its designee's direction.

               (ii.) Trustee Powers.  The Trustee shall have the following powers, rights and duties subject to the Section 8 and the other provisions of this Trust Agreement:

                     (A) To receive and hold all contributions paid to it by the Company; provided, however, that the Trustee shall have no duty to require any contributions to be made to it;

                     (B) To effectuate the written investment instructions given by the Company or its designee without regard to any law no or hereafter in force limiting investments of fiduciaries;

                     (C) To retain in the trust for investment, any property deposited by the Trustee hereunder;

                     (D) To have the authority to invest and reinvest assets of the Trust in shares of common or preferred stock bonds, notes, debentures, short-term securities, mutual funds (including any such fund from which the Trustee or any affiliate thereof receives an investment management fee or any other fee), common Trust funds, and other property, real or personal, of any kind; to purchase and sell "put" or "call" options on publicly traded securities; and to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the Trustee;

                     (E) To acquire, hold or dispose of insurance or annuity contracts as directed by the Company or its designee;

                     (F) To borrow from anyone such amount or amounts of money necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust;

                     (G) To retain in the Trust for investment or pending distributions, any portion of the Trust in cash deemed appropriate by the Trustee;

                     (H) To establish accounts in any affiliate of the Trustee and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purposes of the Trust;

                     (I) To deposit securities with a clearing corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitutes assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund.

                     (J) To participate in and use the Federal book-entry Account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

                     (K) To hold securities or property in the name of the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

     Section 6.  Disposition of Income.

          (a) During the Term of this Trust, all income received by the Trust, net expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.

          (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.  Responsibility of Trustee.

          (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonable timely manner, Trustee may obtain payment from the Trust.

          (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee.

          (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

          (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.  Compensation and Expenses of Trustee.

          (a) Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.    Resignation and Removal of Trustee.

          (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

          (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee

          (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under paragraphs
               (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor

          (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12. Amendment or Termination.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefits payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

     Section 13. Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     Section 14. Effective Date.

     The effective date of this Trust Agreement shall be March 1, 1999.

     IN WITNESS WHEREOF, the Company and Trustee have caused this Agreement to be duly executed on the date first above written.


MODINE MANUFACTURING COMPANY


By:
     -----------------------------------
Title:    D. R. Johnson, President &
             Chief Executive Officer

Attest:
       ----------------------------------
Title:    W. E. Pavlick, Secretary



MARSHALL AND ILSLEY TRUST COMPANY


By:
   --------------------------------------
Title:    M. P. Demet, Vice President

Attest:
       ----------------------------------
Title:    F. H. Dupre, Vice President &
             General Counsel